                                                                       Exhibit A


                      BEACON CENTRE ACQUISITION PROPERTY
                      COMBINED STATEMENTS OF REVENUE AND
                               CERTAIN EXPENSES
                                 FOR THE YEAR
                      ENDED DECEMBER 31, 1996 AND FOR THE
        NINE MONTHS IN THE PERIOD ENDED SEPTEMBER 30, 1997 (UNAUDITED)

INDEPENDENT AUDITORS' REPORT


To the Partners of
  Weeks Realty, L.P.:

We have audited the statement of revenues and certain expenses of the Beacon Centre Acquisition Property (the "Property") for the year ended December 31, 1996. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filings on Form 8-K of Weeks Corporation and Weeks Realty, L.P.). Material amounts, described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from future operations of the acquired Property are excluded, and the statement is not intended to be a complete presentation of the acquired Property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Beacon Centre Acquisition Property for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Miami, Florida
January 30, 1998

BEACON CENTRE ACQUISITION PROPERTY

STATEMENT OF REVENUES AND CERTAIN EXPENSES
--------------------------------------------------------------------------------

                                                        Nine Months
                                                       in the Period                Year
                                                           Ended                    Ended
                                                     September 30, 1997       December 31, 1996
                                                         (Unaudited)
REVENUES:
  Rental income                                        $ 12,558,141            $ 14,347,852
  Tenant reimbursements                                     966,650               1,197,883
                                                       -------------           ------------

           Total revenues                                13,524,791              15,545,735
                                                       -------------           ------------

CERTAIN EXPENSES:
  Property operating and maintenance                      1,652,092               1,766,475
  Real estate taxes                                       1,578,299               1,973,991
                                                       -------------           ------------

           Total certain expenses                         3,230,391               3,740,466
                                                       -------------           ------------

REVENUES IN EXCESS OF
  CERTAIN EXPENSES                                     $ 10,294,400            $ 11,805,269
                                                       =============           ============

See notes to the statement of revenues and certain expenses.

BEACON CENTRE ACQUISITION PROPERTY

NOTES TO THE STATEMENT OF REVENUES AND CERTAIN EXPENSES
--------------------------------------------------------------------------------

1.    BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Beacon Centre Acquisition Property (the "Property"), consists of 24 buildings and construction in progress in the Beacon Centre project located in Miami-Dade County, Florida. The Property was acquired by Weeks Corporation (the "Company"), an unrelated party, through its majority owned subsidiary, Weeks Realty, L.P. (the "Operating Partnership") on January 9, 1998. The statement of revenues and certain expenses includes information related to the operation of the Property for the year ended December 31, 1996 as recorded by the previous owner.

      The accompanying historical financial statement information is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the year ended December 31, 1996 as certain expenses, which may not be comparable to the expenses expected to be incurred in future operations of the Property, have been excluded. Expenses excluded consist of property management fees and related costs and expenses, interest, depreciation and amortization, and other costs not directly related to the future operations of the Property after acquisition.

      The Company and the previous owner are not aware of any material factors relating to the Property that would cause the reported financial information not to be necessarily indicative of future operating results.

      The statement of revenues and certain expenses for the nine months in the period ended September 30, 1997 has not been audited. In the opinion of management, all adjustments, consisting solely of normal recurring adjustments necessary for the fair presentation of the statement of revenues and certain expenses for the interim period, have been included. The results of operations for the nine month period ended September 30, 1997 are not necessarily indicative of results which ultimately may be achieved for the year.

      Management's Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Rental Income - Rental income is recognized on a straight-line basis over the terms of the related leases.

      Property Operating and Maintenance Expenses - Property operating and maintenance expenses consist primarily of utilities, repairs and maintenance, security and safety, cleaning, and other expenses.

2.    OPERATING LEASES

      Operating revenue is principally obtained from tenant rentals under noncancelable operating lease agreements. The future minimum rentals under noncancelable operating lease agreements as of December 31, 1996 are as follows:


            December 31,                            Amount

            1997                                $ 15,957,338
            1998                                  15,066,299
            1999                                  13,308,008
            2000                                  10,210,449
            2001                                   7,218,811
            Thereafter                            16,801,108
                                                  ----------

            Total                               $ 78,562,013
                                                ============





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